Exhibit 99.1

Contango Reports Second Quarter Earnings

    HOUSTON--(BUSINESS WIRE)--Feb. 14, 2005--Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended Dec. 31, 2004 of $13.1 million, or $1.01 per basic and diluted share, compared to a net income attributable to common stock for the three months ended Dec. 31, 2003 of $4.1 million, or $0.44 per basic and $0.33 per diluted share. Natural gas and oil sales from continuing and discontinued operations for the three months ended Dec. 31, 2004 were $7.3 million, up from $6.0 million for the three months ended Dec. 31, 2003. EBITDAX was $21.8 million for the three months ended Dec. 31, 2004, up from EBITDAX for the three months ended Dec. 31, 2003 of $10.4 million.
    Net income attributable to common stock for the six months ended Dec. 31, 2004 was $14.6 million, or $1.12 per basic and diluted share, compared to a net income attributable to common stock for the six months ended Dec. 31, 2003 of $7.0 million, or $0.75 per basic and $0.58 per diluted share. Natural gas and oil sales from continuing and discontinued operations for the six months ended Dec. 31, 2004 were $14.0 million, down from $14.2 million for the six months ended Dec. 31, 2003. EBITDAX was $26.8 million for the six months ended Dec. 31, 2004, up from EBITDAX for the six months ended Dec. 31, 2003 of $18.4 million.
    Kenneth R Peak, Contango's chairman and chief executive officer, said, "In late December, we completed the sale of 16 Bcfe or substantially all of our south Texas natural gas and oil interests to Edge Petroleum Corporation for $50 million. As of Feb. 11, 2005, we have $43.7 million in cash and cash equivalents. Our cash equivalents are invested in highly liquid AAA tax exempt securities with maturities of 90 days or less. In mid March our cash position will be reduced by approximately $9 million to pay federal income taxes.
    "The recent sale of our south Texas properties, including the $16.3 million gain, has been classified in our financial statements as discontinued operations. Our strategy and focus, however, are unchanged and we continue as an independent natural gas and oil exploration and production company.
    "Our current capital expenditure budget for calendar year 2005 is projected to be approximately $20 million. Our budgeted capital expenditures call for us to drill 20 onshore wells at a budgeted cost of $10 million in drilling costs, and to expend $5 million for seismic and lease acquisitions. We are also projecting that our two offshore subsidiaries will be carried in four to six Gulf of Mexico exploration wells in 2005. We expect to spend an additional $1.5 million at our Freeport LNG project, and have committed to invest an additional $1.5 million in the Contango Capital Partners Fund."



              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                       Three Months Ended         Six Months Ended
                         December 31,              December 31,
                   ------------------------- -------------------------
                       2004          2003        2004          2003
                   ------------- ----------- ------------- -----------
REVENUES:
 Natural gas and
  oil sales          $1,425,983     $18,198    $2,005,596     $76,917
 Gain (loss) from
  hedging
  activities                  -     (24,071)            -      58,171
                   ------------- ----------- ------------- -----------
   Total revenues     1,425,983      (5,873)    2,005,596     135,088
                   ------------- ----------- ------------- -----------
EXPENSES:
 Operating
  expenses              209,123      14,106       252,973      51,029
 Exploration
  expenses              944,273   2,153,056     1,732,339   3,276,541
 Depreciation,
  depletion and
  amortization          459,338       6,789       619,622      14,800
 Impairment of
  natural gas and
  oil properties              -      42,995       112,000      42,995
 General and
  administrative
  expenses            1,087,051     768,473     1,899,524   1,145,580
                   ------------- ----------- ------------- -----------
   Total expenses     2,699,785   2,985,419     4,616,458   4,530,945
                   ------------- ----------- ------------- -----------

(LOSS) FROM
 CONTINUING
 OPERATIONS          (1,273,802) (2,991,292)   (2,610,862) (4,395,857)

Interest expense        (22,341)   (115,235)      (71,317)   (279,645)
Interest income          15,503       5,250        33,356      19,666
Gain on sale of
 marketable
 securities                   -      65,023             -     710,322
Gain on sale of
 assets and other       (46,313)  6,243,989       (86,820)  6,243,989
                   ------------- ----------- ------------- -----------
INCOME (LOSS)
 FROM CONTINUING
 OPERATIONS
 BEFORE INCOME
 TAXES               (1,326,953)  3,207,735    (2,735,643)  2,298,475
(Provision)
 benefit for
 income taxes           465,790  (1,055,492)      957,476    (737,250)
                   ------------- ----------- ------------- -----------

INCOME (LOSS)
 FROM CONTINUING
 OPERATIONS            (861,163)  2,152,243    (1,778,167)  1,561,225
                   ------------- ----------- ------------- -----------
DISCONTINUED
 OPERATIONS
  Discontinued
   operations, net
   of income taxes   14,116,542   2,136,166    16,516,445   5,785,675
                   ------------- ----------- ------------- -----------

NET INCOME           13,255,379   4,288,409    14,738,278   7,346,900
Preferred stock
 dividends              105,000     176,667       210,000     326,667
                   ------------- ----------- ------------- -----------
NET INCOME
 ATTRIBUTABLE TO
 COMMON STOCK       $13,150,379   $4,111,742  $14,528,278   $7,020,233
                   ============= =========== ============= ===========

NET INCOME (LOSS)
 PER SHARE:
 Basic
   Continuing
    operations           $(0.07)      $0.21        $(0.15)      $0.13
   Discontinued
    operations             1.08        0.23          1.27        0.62
                   ------------- ----------- ------------- -----------
   Total                  $1.01       $0.44         $1.12       $0.75
                   ============= =========== ============= ===========
 Diluted
   Continuing
    operations           $(0.07)      $0.17        $(0.15)      $0.12
   Discontinued
    operations             1.08        0.16          1.27        0.46
                   ------------- ----------- ------------- -----------
   Total                  $1.01       $0.33         $1.12       $0.58
                   ============= =========== ============= ===========

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING:
 Basic               13,049,641   9,366,423    12,960,450   9,332,547
                   ============= =========== ============= ===========
 Diluted             13,049,641  12,936,563    12,960,450  12,641,092
                   ============= =========== ============= ===========

The summarized financial results for discontinued operations for each of the periods ended Dec. 31, are as follows:


 Operating Results:    Three Months Ended         Six Months Ended
                          December 31,              December 31,
                    ------------------------ -------------------------
                        2004        2003         2004         2003
                    ------------ ----------- ------------ ------------
 Revenues            $5,858,649  $5,962,110  $11,951,278  $14,155,895
 Operating expenses    (382,016)   (902,579)  (1,190,029)  (2,517,885)
 Depreciation
  expenses              (13,739) (1,612,110)  (1,583,358)  (3,397,935)
 Exploration
  expenses               (4,073)     21,171      (26,911)    (211,457)
 Gain (loss) on sale
  of discontinued
  operations         16,258,936    (182,184)  16,258,936      872,421
                    ------------ ----------- ------------ ------------
     Gain before
      income taxes  $21,717,757  $3,286,408  $25,409,916   $8,901,039
 Provision for
  income taxes       (7,601,215) (1,150,242)  (8,893,471)  (3,115,364)
                    ------------ ----------- ------------ ------------
 Gain from
  discontinued
  operations, net
  of income taxes   $14,116,542  $2,136,166  $16,516,445   $5,785,675
                    ============ =========== ============ ============

 Production, Prices, Operating Expenses, and Other

                               Three Months Ended    Six Months Ended
                                   December 31,        December 31,
                               ------------------- -------------------
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
                                (Dollar amounts in  (Dollar amounts in
                                 000s, except per    000s, except per
 Production Data:                  Mcfe amounts)        Mcfe amounts)

 Natural gas (million cubic
  feet)                             931     1,046     1,910     2,408
 Oil and condensate (thousand
  barrels)                           19        22        39        58
 Total (million cubic feet
  equivalent)                     1,045     1,178     2,144     2,756

 Natural gas (thousand cubic
  feet per day)                  10,120    11,364    10,438    13,089
 Oil and condensate (barrels
  per day)                          209       241       213       314
 Total (thousand cubic feet
  equivalent per day)            11,374    12,810    11,717    14,973

 Average sales price:
   Natural gas (per thousand
    cubic feet)                   $6.85     $5.08     $6.40     $5.20
   Oil and condensate (per
    barrel)                      $46.95    $30.10    $44.61    $29.57

 Selected data per Mcfe:
   Production and severance
    taxes                        $(0.19)    $0.22    $(0.11)    $0.31
   Lease operating expenses       $0.76     $0.56     $0.78     $0.63
   General and administrative
    expenses                      $1.04     $0.65     $0.89     $0.42
   Depreciation, depletion and
    amortization of natural gas
    and oil properties            $0.43     $1.35     $1.00     $1.22

 EBITDAX (1)                    $21,819   $10,399   $26,786   $18,404


(1) EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities, and sale of assets and other. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. While we have disclosed our EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

A reconciliation of EBITDAX to income (loss) from operations and operating results for discontinued operations for the periods indicated is presented below.

                                Three Months Ended   Six Months Ended
                                   December 31,        December 31,
                               ------------------- -------------------
 Reconciliation of EBITDAX:      2004      2003      2004      2003
                               --------- --------- --------- ---------
                                (Dollar amounts in  (Dollar amounts in
                                       000s)               000s)
 (Loss) from continuing
  operations                    $(1,274)  $(2,991)  $(2,611)  $(4,396)
 Exploration expenses               944     2,153     1,732     3,277
 Depreciation, depletion and
  amortization                      459         7       620        15
 Impairment of natural gas and
  oil properties                      -        43       112        43
 Gain on sale of marketable
  securities                          -        65         -       710
 Gain (loss) on sale of assets
  and other                         (46)    6,244       (87)    6,244
                               --------- --------- --------- ---------
     EBITDAX from continuing
      operations                     83     5,521      (234)    5,893
 Income from discontinued
  operations before taxes        21,718     3,287    25,410     8,901
 Exploration expenses                 4       (21)       27       212
 Depreciation, depletion and
  amortization                       14     1,612     1,583     3,398
                               --------- --------- --------- ---------
     EBITDAX                    $21,819   $10,399   $26,786   $18,404
                               ========= ========= ========= =========



    Contango is a Houston-based, independent natural gas and oil company. The Company explores, develops, produces and acquires natural gas and oil properties primarily onshore in the Gulf Coast and offshore in the Gulf of Mexico. Contango also owns a 10% partnership interest in Freeport LNG Development L.P., and a 32% interest in Contango Capital Partnership Management, LLC, which was formed to invest in the alternative energy venture capital market with a focus on environmentally preferred energy technologies. Additional information can be found on our Web page at www.contango.com.
    This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.

    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901
             www.contango.com